Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(DEBTOR IN POSSESSION)
The following unaudited pro forma condensed consolidated balance sheet and statements of operations are derived from the historical consolidated financial statements of Quicksilver Resources Inc. (“Quicksilver”). The pro forma condensed consolidated balance sheet as of September 30, 2015 gives effect to (i) the deconsolidation of Quicksilver Resources Canada Inc. (“QRCI”) and its wholly owned subsidiaries and its affiliates, including Fortune Creek Gathering and Processing Partnership (collectively the “Canadian Entities”) due to commencement of restructuring proceedings of certain of the Canadian Entities under the Companies Creditors Arrangement Act (Canada) and (ii) the sale of substantially all of our U.S. operating assets to BlueStone Natural Resources II, LLC (“BlueStone Transaction”) pursuant to the Asset Purchase Agreement as if these events had occurred on September 30, 2015. The pro forma condensed consolidated statement of operations for the year ended December 31, 2014 and the nine months ended September 30, 2015 reflects the deconsolidation of the Canadian Entities and the BlueStone Transaction as if these events had occurred on January 1, 2014. The pro forma statements of operations exclude any recognition of gain or loss related to the deconsolidation of the Canadian Entities and the BlueStone Transaction as a non-recurring transaction. The unaudited pro forma condensed consolidated balance sheet and statements of operations have been derived from and should be read in conjunction with the related notes and Quicksilver’s historical financial statements, including the related notes, included in its 2014 Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2015.
The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.
The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of Quicksilver’s operations would have been had the deconsolidation of the Canadian Entities and the BlueStone Transaction occurred on the respective dates assumed, nor is it necessarily indicative of Quicksilver’s future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that Quicksilver believes to be reasonable.

QUICKSILVER RESOURCES INC. (DEBTOR IN POSSESSION)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2015
In thousands

	Historical	Pro Forma Adjustments Canada		Pro Forma Adjustments BlueStone		Pro Forma
	(Restated)	(a)
ASSETS
Current assets
Cash and cash equivalents	$175,673	$(20,672)		$149,807	(d)	$304,808
Accounts receivable - net of allowance for doubtful accounts	27,537	9,299	(b)	—		36,836
Other current assets	17,794	(7,320)		(2,393)	(e)	8,081
Total current assets	221,004	(18,693)		147,414		349,725
Property, plant and equipment - net
Oil and gas properties, full cost method
Evaluated oil and gas properties	320,111	(115,929)		(204,182)	(f)	—
Unevaluated oil and gas properties	21,377	—		(21,377)	(f)	—
Other property and equipment	99,332	(41,450)		(50,315)	(f)	7,567
Property, plant and equipment - net	440,820	(157,379)		(275,874)		7,567
Other assets	6,640	(4,665)		—		1,975
	$668,464	$(180,737)		$(128,460)		$359,267
LIABILITIES AND EQUITY
Current liabilities
Current portion of long-term debt	$156,985	$(78,367)		$(78,618)	(d)	$—
Accounts payable	19,528	(1,094)		—		18,434
Accrued liabilities	38,004	(4,523)		(5,544)	(g)	27,937
Total current liabilities	214,517	(83,984)		(84,162)		46,371
Partnership liability	87,935	(87,935)		—		—
Asset retirement obligations	99,791	(53,554)		(46,237)	(h)	—
Other liabilities	10,195	—		(10,195)	(i)	—
Liabilities subject to compromise	1,884,128	—		—		1,884,128

Stockholders’ equity	(1,628,102)	44,736	(c)	12,134	(j)	(1,571,232)
	$668,464	$(180,737)		$(128,460)		$359,267
The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial information.

QUICKSILVER RESOURCES INC. (DEBTOR IN POSSESSION)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015
In thousands, except for per share data

	Historical	Pro Forma Adjustments Canada		Pro Forma Adjustments BlueStone		Pro Forma
	(Restated)	(a)		(c)
Revenue
Production	$161,875	$(38,798)		$(123,077)	(d)	$—
Sales of purchased natural gas	29,921	—		(29,921)		—
Net derivative gains (losses)	27,863	(7,833)		—		20,030
Other	7,460	(1,306)		(6,154)	(e)	—
Total revenue	227,119	(47,937)		(159,152)		20,030
Operating expense
Lease operating	39,763	(19,928)		(19,835)		—
Gathering, processing and transportation	65,270	(9,803)		(55,467)		—
Production and ad valorem taxes	8,046	(2,663)		(5,369)		14
Costs of purchased natural gas	29,863	—		(29,863)		—
Depletion, depreciation and accretion	39,793	(17,494)		(21,965)		334
Impairment	241,929	(91,113)		(150,816)		—
General and administrative	39,312	(3,253)		4,386	(f)	40,445
Other operating	937	(774)		(163)		—
Total expense	464,913	(145,028)		(279,092)		40,793
Operating income (loss)	(237,794)	97,091		119,940		(20,763)
Other income (expense) - net	(26,106)	26,245		—		139
Fortune Creek accretion	(9,877)	9,877		—		—
Interest expense	(43,537)	5,401	(b)	4,193	(g)	(33,943)
Reorganization items, net	(148,568)	—		—		(148,568)
Income (loss) before income taxes	(465,882)	138,614		124,133		(203,135)
Income tax (expense) benefit	(5,836)	(657)		6,743	(h)	250
Net income (loss)	$(471,718)	$137,957		$130,876		$(202,885)

Earnings (loss) per common share - basic	$(2.68)					$(1.15)
Earnings (loss) per common share - diluted	$(2.68)					$(1.15)
Weighted average common shares outstanding - basic	176,021					176,021
Weighted average common shares outstanding - diluted	176,021					176,021
The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial information.

QUICKSILVER RESOURCES INC. (DEBTOR IN POSSESSION)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
In thousands, except for per share data

	Historical	Pro Forma Adjustments Canada		Pro Forma Adjustments BlueStone		Pro Forma
		(a)		(c)
Revenue
Production	$425,154	$(132,767)		$(209,377)	(d)	$83,010
Sales of purchased natural gas	70,468	—		(70,468)		—
Net derivative gains (losses)	65,698	(18,109)				47,589
Other	8,108	(2,367)		13,501	(e)	19,242
Total revenue	569,428	(153,243)		(266,344)		149,841
Operating expense
Lease operating	76,975	(37,024)		(39,951)		—
Gathering, processing and transportation	136,283	(43,295)		(92,988)		—
Production and ad valorem taxes	17,344	(3,901)		(13,419)		24
Costs of purchased natural gas	70,376	—		(70,376)		—
Depletion, depreciation and accretion	61,126	(23,902)		(36,948)		276
Impairment	71,988	(69,403)		(2,066)		519
General and administrative	47,294	(3,569)		8,766	(f)	52,491
Other operating	2,608	(2,114)		(494)		—
Total expense	483,994	(183,208)		(247,476)		53,310
Operating income (loss)	85,434	29,965		(18,868)		96,531
Other income (expense) - net	(6,581)	2,889		3,692		—
Fortune Creek accretion	(15,067)	15,067		—		—
Interest expense	(163,286)	1,535	(b)	4,078	(g)	(157,673)
Income (loss) before income taxes	(99,500)	49,456		(11,098)		(61,142)
Income tax (expense) benefit	(3,600)	986		(18,866)	(h)	(21,480)
Net income (loss)	$(103,100)	$50,442		$(29,964)		$(82,622)

Earnings (loss) per common share - basic	$(0.59)					$(0.48)
Earnings (loss) per common share - diluted	$(0.59)					$(0.48)
Weighted average common shares outstanding - basic	173,822					173,822
Weighted average common shares outstanding - diluted	173,822					173,822
The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (DEBTOR IN POSSESSION)

(a)
Reflects the deconsolidation of the Canadian Entities’ assets and liabilities (including intercompany balances) at their historical carrying amounts included in Quicksilver’s financial statements as of September 30, 2015.

(b)
Accounts receivable has been adjusted to reflect the estimated fair value of our accounts receivable and loan receivable from QRCI. Prior to deconsolidation, both these receivables were considered intercompany balances with QRCI and were eliminated in consolidation. Subsequent to the deconsolidation, these amounts are recorded as balances with QRCI at an estimated fair value based on their carrying amounts. We have estimated a recovery rate based upon the estimated fair value of the net assets of QRCI available for distribution in relation to the secured and unsecured claims in the CCAA filing.

(c)
Retained earnings has been adjusted to reflect the impairment loss on our investment in the Canadian Entities and the pro forma adjustments including the estimated fair value of our receivables as discussed above.

(d)
Adjustment to reflect the $166 million in cash retained from the BlueStone Transaction. Of the $235.9 million net cash proceeds received, $78.6 million was used to repay principal amounts under our Combined Credit Agreements and $7.4 million was used to pay transaction fees associated with the closing.

(e)	Adjustment to reflect sale of all inventory in the BlueStone Transaction.

(f)
Adjustment to reflect sale of all oil and gas operated properties and certain non-oil and gas properties in the BlueStone Transaction. Any ownership retained, or the effects thereto, due to non-consenting Leases pursuant to the Asset Purchase Agreement is considered immaterial for purposes of this unaudited pro forma condensed consolidated financial information.

(g)	Adjustment to reflect the accrued liabilities conveyed in the BlueStone Transaction.

(h)	Adjustment to reflect the elimination of $46.2 million of asset retirement obligations associated with our assets sold in the BlueStone Transaction.

(i)	Adjustment to reflect the recognition of the deferred revenue related to a contract that was conveyed in the BlueStone Transaction.

(j)
Adjustment to reflect the loss on the BlueStone Transaction net of transaction fees incurred and the net impact of the recognition of the accumulated other comprehensive income related to deferred hedge gains.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 (DEBTOR IN POSSESSION)

(a)	Reflects the deconsolidation of production revenue, direct operating expenses and other income/expense from Canadian Entities.

(b)	Adjustment to increase interest expense by $6.2 million to reflect the removal of intercompany interest income.

(c)	Adjustment to eliminate revenue and direct operating expenses related to the assets sold in the BlueStone Transaction.

(d)
Adjustment to recognize the net deferred hedge gains previously included in accumulated other comprehensive income related to hedges accounted under hedge accounting as the underlying transaction is no longer probable to occur. There is no further balance deferred in accumulated other comprehensive income related to these hedges.

(e)	Adjustment to recognize the previously deferred revenue related to a contract that was conveyed in the BlueStone Transaction.

(f)
Adjustment to include previously capitalized general and administrative costs as no activity would be capitalized following the BlueStone Transaction as substantially all U.S. oil and gas assets were sold.

(g)	Adjustment to reflect the reduction in interest expense associated with the repayment of the outstanding principal and accrued interest under the Combined Credit Agreement.

(h)
Adjustment to recognize the tax impact of the release of the hedge revenue previously included in other comprehensive income. As we have a full valuation allowance applied during the period, there is no further adjustment to income tax expense as a result of the BlueStone Transaction.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2014 (DEBTOR IN POSSESSION)

(a)	Reflects the deconsolidation of production revenue, direct operating expenses and other income/expense from Canadian Entities.

(b)	Adjustment to increase interest expense by $8.2 million to reflect the removal of intercompany interest income.

(c)	Adjustment to eliminate revenue and direct operating expenses related to the assets sold in the BlueStone Transaction.

(d)	Adjustment to reverse previously recognized net deferred hedge gains which were released from accumulated other comprehensive income related to hedges accounted for under hedge accounting.

(e)	Adjustment to recognize the previously deferred revenue related to a contract that was conveyed in the BlueStone Transaction.

(f)
Adjustment to include previously capitalized general and administrative costs as no activity would be capitalized following the BlueStone Transaction as substantially all U.S. oil and gas assets were sold.

(g)	Adjustment to reflect the reduction in interest expense associated with the repayment of the outstanding principal and accrued interest under the Combined Credit Agreement.

(h)
Adjustment to reverse the tax impact of the release of the hedge revenue previously included in other comprehensive income. As we have a full valuation allowance applied during the period, there is no further adjustment to income tax expense as a result of the BlueStone Transaction.